Exhibit 99.1

Eclipsys Releases Financial Results for
Quarter Ended September 30, 2007

- Company Announces Decision to Exit Networking Services Business -

Atlanta, GA —November 1, 2007 — Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today released results for the quarter ended September 30, 2007.

Third-Quarter Results
Revenues for the quarter ended September 30, 2007, increased by 11.5 percent to $121.1 million, compared with revenues of $108.6 million for the quarter ended September 30, 2006. On a GAAP basis, the net income for the third-quarter of 2007 was $8.9 million, or $0.17 per share on a basic basis and $0.16 per share on a diluted basis, compared to net income of $5.6 million, or $0.11 per share on a basic and diluted basis in the third-quarter of 2006. This represents a $3.3 million or 58.9 percent increase in net income.

Net income for the third-quarter of 2007 included stock-based compensation expense of $2.7 million, as well as derivative litigation expenses related to the company’s voluntary stock option review which aggregated $200,000. Excluding these charges, the company’s non-GAAP net income was $11.8 million, or $0.22 per share on a basic and diluted basis. Net income for the third-quarter of 2006 included stock-based compensation expense of $2.7 million. Excluding this charge, the company’s third-quarter 2006 non-GAAP net income was $8.3 million, or $0.16 per share on a basic and diluted basis.

The company’s operating cash flows for the third-quarter of 2007 were $22.4 million, an increase of $12.2 million compared to the third quarter of 2006, and the company ended the quarter with $149.5 million in cash and marketable securities.

The following table summarizes (unaudited) select financial data:

1750 Clint Moore Road, Boca Raton, FL 33487 • phone 561.322.4321 • fax 561.322.4320 • info@eclipsys.com

Eclipsys Releases Financial Results for Quarter Ended September 30, 2007
November 1, 2007

	In thousands, except per share data

	Three months ended September 30,				Nine months ended September 30,
	2007	2006	$ Change	% Change	2007	2006	$ Change	% Change
Revenues	$121,080	$108,566	$12,514	11.5%	$353,129	$311,854	$41,275	13.2%
Net income (loss)	8,864	5,577	3,287	58.9%	16,959	(575)	17,534	n/a
Earnings (loss) per common share, basic	$0.17	$0.11	$0.06	54.5%	$0.32	($0.01)	$0.33	n/a
Earnings (loss) per common share, diluted	$0.16	$0.11	$0.05	45.5%	$0.31	($0.01)	$0.32	n/a

	Non-GAAP Results*				Non-GAAP Results*
	Three months ended September 30,				Nine months ended September 30,
	2007	2006	$ Change	% Change	2007	2006	$ Change	% Change
Revenues	$121,080	$108,566	$12,514	11.5%	$353,129	$311,854	$41,275	13.2%
Net income*	11,751	8,298	3,453	41.6%	27,550	16,200	11,350	70.1%
Earnings per common share, basic*	$0.22	$0.16	$0.06	37.5%	$0.52	$0.32	$0.20	62.5%
Earnings per common share, diluted*	$0.22	$0.16	$0.06	37.5%	$0.51	$0.32	$0.19	59.4%

*A reconciliation of GAAP to non-GAAP results is included in the attached table.

“Eclipsys continues to see positive results from the organizational changes we’ve introduced over the last 24 months. We are operating at a much higher level as a business, which is evidenced by increased cash flow, improved margins, and growth in EPS,” said R. Andrew Eckert, Eclipsys president and chief executive officer. “We continue to make progress by activating more clients on our ambulatory solutions, helping clients achieve outcome improvements and winning new clients such as Bronx-Lebanon Hospital Center Health System. Another significant accomplishment this quarter was the signing of SingHealth, as it gives us an anchor client to help grow our international business.”

Continued Eckert, “We exited our low-margin networking services business, which reflects our ongoing efforts to focus on core, higher-margin elements of our business. We also announced the move of our corporate headquarters to Atlanta, Georgia. By consolidating more of our operations in Atlanta, Eclipsys will be able to reduce overheard costs and better leverage our existing investment there, including our new Outcomes Strategy Center.”

Added Eckert, “In October, we held our annual Eclipsys User Network (EUN), where we had record attendance. We believe this year’s EUN will add to our business momentum.”

Guidance
The company expects 2007 annual revenues to range from $473 million to $476 million, slightly down from earlier guidance, due mainly to the company’s decision to exit the networking services business. 2007 EPS on a GAAP basis is expected to range from $0.47 to $0.51. Excluding stock-based compensation expenses, costs related to the company’s voluntary stock option review and related derivative litigation, and costs associated with the relocation of the company’s corporate headquarters, non-GAAP 2007 EPS is expected to range from $0.77 to $0.81.

Eclipsys Releases Financial Results for Quarter Ended September 30, 2007
November 1, 2007

Investor Teleconference November 1
Eclipsys senior executives will discuss the results on a teleconference for investors scheduled for 8:30 a.m. Eastern time on November 1, 2007. Persons interested in participating in the teleconference should call (800) 398-9367 around 15 minutes before the conference is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.  An audio replay will be available at www.eclipsys.com approximately 2 hours after the completion of the call on November 1.

Non-GAAP Measures
The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the company has provided net income and earnings per share information on a non-GAAP basis: (i) for the three and nine month periods ended September 30, 2007 to exclude stock-based compensation expenses and costs related to the company’s voluntary stock option review and related derivative litigation; (ii) for the three month period ended September 30, 2006 to exclude stock-based compensation expenses; and (iii) for the nine month period ended September 30, 2006 to exclude stock-based compensation expenses and restructuring charges. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Internally, management uses this non-GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others. The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the expenses related to the company’s voluntary stock option review and related derivative litigation and restructuring charges in presenting non-GAAP earnings derives from the fact that episodic charges of this kind make it more difficult to compare operating results of different periods, not all of which include such expenses and charges. The omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the expenses related to the company’s voluntary stock option review and related derivative litigation and restructuring charges may mask actual and expected future cash expenditures associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures. Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these charges and with results of other companies on a more consistent basis. Omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges. Omitting the 2007 expenses related to the company’s voluntary stock option review and related derivative litigation facilitates comparison between the 2006 and 2007 nine month periods, as no voluntary stock option review and related derivative litigation were recorded in the 2006 period. Omitting the 2006 restructuring charges facilitates comparison between the 2006 and 2007 nine month periods, as no restructuring charges were recorded in the 2007 period. The company has provided reconciling information in the attachment to this release.

Condensed Consolidated Statement of Cash Flows
The attached Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2006 has been restated in connection with the company’s restatement of its prior financial statements. For additional information regarding this prior restatement, please refer to Exhibit 99.1 in our Annual Report on Form 10-K for the year ended December 31, 2006, filed on May 23, 2007.

About Eclipsys
Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and access management software, clinical content and professional services that help healthcare organizations improve clinical, financial, operational and client satisfaction outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Eclipsys Releases Financial Results for Quarter Ended September 30, 2007
November 1, 2007

Special Note
Statements in this news release or the investor call referenced herein concerning the company’s sales, marketing and operational initiatives; future financial results, operating performance, and development efforts; and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys Jason Cigarran Director of Investor and Media Relations (561) 322-4355 jason.cigarran@eclipsys.com	Robert J. Colletti Chief Financial Officer (561) 322-4655 investor.relations@eclipsys.com

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2007	2006	2007	2006

Revenues:
Systems and services	$117,530	$104,266	$340,979	$298,417
Hardware	3,550	4,300	12,150	13,437
Total revenues	121,080	108,566	353,129	311,854
-				-
Costs and expenses:				-
Cost of systems and services	65,671	60,938	197,372	175,532
Cost of hardware	2,685	3,489	9,449	10,991
Sales and marketing	17,980	16,208	54,152	46,949
Research and development	14,182	13,094	42,389	44,076
General and administrative	8,339	6,753	23,942	18,593
Depreciation and amortization	4,710	3,885	13,281	11,581
Restructuring charge	-	-	-	8,547
Total costs and expenses	113,567	104,367	340,585	316,269
-				-
Income (loss) from operations before interest and taxes	7,513	4,199	12,544	(4,415)
Interest income, net	1,814	1,378	4,916	3,840

Income (loss) before taxes	9,327	5,577	17,460	(575)
Provision for income taxes	463	-	501	-
Net income (loss)	$8,864	$5,577	$16,959	$(575)

Income (loss) per common share:
Basic income (loss) per common share	$0.17	$0.11	$0.32	$(0.01)
Diluted income (loss) per common share	$0.16	$0.11	$0.31	$(0.01)

Weighted average shares outstanding:
Basic	53,100	51,712	52,594	51,312
Diluted	54,380	52,767	53,843	51,312

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash	$24,512	$41,264
Marketable securities	124,975	89,549
Accounts receivable, net of allowance for doubtful accounts of $3,945 and $3,907, respectively	99,148	93,821
Inventory	226	1,076
Prepaid expenses	29,529	22,947
Other current assets	955	1,026
Total current assets	279,345	249,683

Property and equipment, net	46,489	45,806
Capitalized software development costs, net	35,741	32,302
Acquired technology, net	732	1,224
Intangible assets, net	2,473	3,307
Deferred tax asset	3,751	3,661
Goodwill	15,012	12,281
Other assets	14,875	15,014
Total assets	$398,418	$363,278

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$98,852	$103,298
Accounts payable	13,025	19,444
Accrued compensation costs	22,035	12,997
Deferred tax liability	3,847	3,699
Other current liabilities	18,831	20,648
Total current liabilities	156,590	160,086

Deferred revenue	10,194	11,289
Other long-term liabilities	2,482	1,247
Total liabilities	169,266	172,622

Stockholders’ equity:
Total stockholders’ equity	229,152	190,656
Total liabilities and stockholders’ equity	$398,418	$363,278

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2007	2006
		As restated
Operating activities:
Net income (loss)	$16,959	$(575)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	27,390	27,856
Provision for bad debt	1,378	1,568
Stock compensation expense	8,261	9,390
Gain on sale of investments	16	-
Deferred provision for income taxes	329	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,008)	(4,147)
Increase in prepaid expenses and other current assets	(6,197)	(4,927)
Decrease in inventory	849	479
Decrease in other assets	337	1,592
Decrease in deferred revenue	(6,287)	(11,235)
Increase in accrued compensation	9,663	364
Decrease in accounts payable and other current liabilities	(9,658)	(10,482)
Increase (decrease) in other long-term liabilities	1,076	(1,108)
Total adjustments	22,149	9,350
Net cash provided by operating activities	39,108	8,775
Investing activities:
Purchases of property and equipment	(13,065)	(10,174)
Purchase of marketable securities	(79,704)	(72,452)
Proceeds from sales of marketable securities	44,273	20,950
Capitalized software development costs	(15,278)	(9,429)
Change in restricted cash balance	(1,969)	-
Cash paid for acquisitions	(1,153)	(4,002)
Net cash used in investing activities	(66,896)	(75,107)
Financing activities:
Proceeds from stock options exercised	10,333	23,181
Proceeds from issuance of common stock in employee stock purchase plan	-	732
Net cash provided by financing activities	10,333	23,913

Effect of exchange rates on cash and cash equivalents	703	4
Net decrease in cash and cash equivalents	(16,752)	(42,415)
Cash and cash equivalents — beginning of period	41,264	76,693
Cash and cash equivalents — end of period	$24,512	$34,278

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

GAAP net earnings (loss)	$8,864	$5,577	$16,959	$(575)

Add back:
Share-based compensation expense[1]	2,714	2,721	8,261	8,228
Restructuring charge[2]	-	-	-	8,547
Stock option review[3]	173	-	2,330	-

Non-GAAP net income	$11,751	$8,298	$27,550	$16,200

GAAP basic earnings (loss) per share	$0.17	$0.11	$0.32	$(0.01)

Add back:
Share-based compensation expense[1]	0.05	0.05	0.16	0.16
Restructuring charge[2]	-	-	-	0.17
Stock option review[3]	-	-	0.04	-

Non-GAAP basic earnings per share	$0.22	$0.16	$0.52	$0.32

GAAP diluted earnings (loss) per share	$0.16	$0.11	$0.31	$(0.01)

Add back:
Share-based compensation expense[1]	0.05	0.05	0.15	0.16
Restructuring charge[2]	-	-	-	0.17
Stock option review[3]	-	-	0.04	-

Non-GAAP diluted earnings per share	$0.22	$0.16	$0.51	$0.32

(1) Relates to share- based compensation expense and is allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Cost of systems & services	$1,158	$714	$3,333	$2,383
Sales and marketing	698	860	2,378	2,548
Research and development	500	498	1,602	1,349
General and administrative	358	649	948	1,948
Total stock-based compensation expense	$2,714	$2,721	$8,261	$8,228

(2) This charge is associated with severance costs related to employment terminations that occurred in the first and second quarters of 2006.

(3) This charge was incurred as a result of the voluntary stock option review completed in the second quarter of 2007 and primarily relates to legal and accounting fees, plus subsequent derivative litigation expenses related to such review.